SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 30, 2004

(Amendment No. 1)

SYNIVERSE HOLDINGS, LLC

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-88168	06-1262301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tampa City Center, Suite 700 Tampa, Florida	33602
(Address of principal executive offices)	(Zip Code)

(813) 273-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Acquisition or Disposal of Assets

On October 4, 2004, we filed a Current Report on Form 8-K to report the September 30, 2004 completion of its acquisition of certain assets and assumption of certain liabilities, pursuant to an Asset Purchase Agreement dated August 25, 2004, among Syniverse Technologies, Inc., Electronic Data Systems Corporation and EDS Information Services LLC (the “Purchase Agreement”), of EDS Interoperator Services North America (“IOS North America”) for $53.7 million payable in cash including preliminary working capital adjustments (the “Purchase Price”). IOS North America offers services to voice and data providers including clearing and settlement for roaming and business intelligence reporting. We believe this acquisition expands our North American customer base and increases the scale of our business. The acquisition was financed through $44.5 million of increased borrowings under Syniverse’s senior credit facility and available cash. In connection with the acquisition, we incurred $1.7 million in acquisition related costs. The $53.7 million paid per the Purchase Agreement and the $1.7 million in acquisition related costs are collectively referred to as the “ Total Purchase Price”.

The purpose of this amended Current Report on Form 8-K is to provide the historical and pro forma financial statements of IOS North America, which were not included in the Form 8-K filed on October 4, 2004.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The following financial statements of IOS North America are filed herewith:

Financial Statements of IOS North America

•	Independent Auditor’s Report

•	Statements of Revenues less Direct and Allocated Expenses Before Income Taxes for the Year Ended December 31, 2003 (audited) and the Nine Months Ended September 30, 2003 (unaudited) and September 30, 2004 (unaudited)

•	Statements of Net Assets as of December 31, 2003 (audited) and September 30, 2004 (unaudited)

•	Statements of Cash Flows for the Year Ended December 31, 2003(audited) and the Nine Months Ended September 30, 2003 (unaudited) and September 30, 2004 (unaudited)

•	Notes to Financial Statements

(b)	Pro Forma Financial Information

The following unaudited pro forma information is filed herewith:

Unaudited Pro Forma Financial Statements of Syniverse Holdings, LLC

•	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2003

•	Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2004

•	Notes to the Unaudited Pro Forma Consolidated Financial Statements

Item 9.01(a) Financial Statements of Business Acquired

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Electronic Data Systems Corporation:

We have audited the accompanying statement of net assets of IOS North America (formerly an operating division of Electronic Data Systems Corporation) as of December 31, 2003, and the related statements of revenues less direct and allocated expenses before income taxes and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the IOS North America business was sold to Syniverse Technologies, Inc. on September 30, 2004.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IOS North America as of December 31, 2003, and its revenues less direct and allocated expenses before income taxes and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Dallas, Texas

November 4, 2004

IOS NORTH AMERICA

STATEMENTS OF REVENUES LESS DIRECT AND

ALLOCATED EXPENSES BEFORE INCOME TAXES

(DOLLARS IN THOUSANDS)

	Year ended December 31, 2003	Nine months ended September 30,
		2003 (unaudited)	2004 (unaudited)
Revenues	$30,191	$25,218	$19,035

Direct and allocated expenses
Cost of revenues	12,405	9,158	8,593
Depreciation and amortization	610	498	233
General and administrative expenses	445	253	353
Unit selling, general and administrative overhead allocation	767	565	523
Corporate selling, general and administrative overhead allocation	839	618	553

Total costs and expenses	15,066	11,092	10,255

Excess of revenues over direct and allocated expenses before income taxes	$15,125	$14,126	$8,780

See accompanying notes to financial statements

IOS NORTH AMERICA

STATEMENTS OF NET ASSETS

(DOLLARS IN THOUSANDS)

	December 31, 2003	September 30, 2004 (unaudited)
ASSETS
Current assets
Invoiced accounts receivable	$2,538	$4,007
Accrued accounts receivable	836	2,057
Prepaids and other	127	8

Total current assets	3,501	6,072

Equipment, net	668	526
Software, net	14	1
Goodwill	34,296	34,296

Total assets	$38,479	$40,895

LIABILITIES AND NET ASSETS
Current liabilities
Accounts payable	$73	$64
Accrued liabilities	72	234

Total current liabilities	145	298

Net assets	38,334	40,597

Total liabilities and net assets	$38,479	$40,895

See accompanying notes to financial statements.

IOS NORTH AMERICA

STATEMENTS OF CASH FLOWS

(DOLLARS IN THOUSANDS)

	Year ended December 31, 2003	Nine months ended September 30,
		2003 (unaudited)	2004 (unaudited)
Cash Flows from Operating Activities
Net income	$15,125	$14,126	$8,780

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	610	498	233
Changes in operating assets and liabilities:
Invoiced accounts receivable	961	(206)	(1,469)
Accrued accounts receivable	457	188	(1,221)
Prepaids and other	(6)	(100)	119
Accounts payable	(31)	(16)	(9)
Accrued liabilities	71	84	162

Total adjustments	2,062	448	(2,185)

Net cash provided by operating activities	17,187	14,574	6,595

Cash Flows from Investing Activities
Payments for purchases of property and equipment	(53)	(10)	(78)

Cash Flows from Financing Activities
Net transfers to Electronic Data Systems Corporation	(17,134)	(14,564)	(6,517)

Net increase in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF BUSINESS

IOS North America (“IOS”, or the “Business”) is a third-party clearinghouse service provider that offers services to the communications industry in North America. Services include intercarrier settlement, roaming clearing, business intelligence and reporting. Its service bureau supports both the CIBER and GSM clearing standards.

The Business is a division of Electronic Data Systems Corporation (a Delaware corporation) (“EDS”). On September 30, 2004, EDS sold selected assets of the Business to Syniverse Technologies, Inc. (a Delaware corporation) (“Syniverse”). The purchase price was $53.7 million. The assets acquired included substantially all fixed assets used in the Business and accrued accounts receivable at the date of sale.

NOTE 2: BASIS OF PRESENTATION

The accompanying financial statements have been prepared from the books and records maintained by EDS. The Business was not operated as a separate entity, but was an integrated part of EDS’ consolidated business.

Assets and liabilities separately and distinctly identifiable to the Business are reflected in the accompanying statements of net assets. No other assets or liabilities of EDS have been allocated to the Business.

Revenues included in the accompanying financial statements are directly attributable to service contracts associated with the Business. Direct expenses included in the accompanying financial statements are directly attributable to activities of the Business, and include salaries and wages, fringe benefits, materials, depreciation, rent and other expenses. The accompanying financial statements reflect allocations of expenses to the Business from EDS for back office activities such as administrative support, accounting services and human resource services. In the opinion of management, the allocations of expenses were made on a basis that reasonably reflects the level of support provided. The direct and allocated expenses presented in the accompanying financial statements are not necessarily indicative of the level of expenses which might have been incurred had the Business been operating on a stand-alone basis due to economies of scale, differences in management judgment, a requirement for more or fewer employees, or other factors. Future results of operations, financial position, and cash flows could differ materially from the historical results presented herein.

EDS has no outstanding debt that has been obtained specifically to finance the assets or operations of the Business. The Business generates positive cash flow in levels sufficient to fund its operations without third party financing. Therefore, no allocation of interest expense has been made to the accompanying statements of revenues less direct and allocated expenses before income taxes.

The amount represented by the caption “net transfers to Electronic Data Systems Corporation” in the accompanying statements of cash flows represents the net effect of all cash transactions between the Business and EDS. Although EDS incurred interest on debt outstanding during the periods presented, no interest expense has been allocated to the Business in the accompanying statement of operations, nor has interest expense been charged to EDS for its use of the cash generated by the Business.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States. In the opinion of management, all material adjustments, which are of a normal recurring nature and necessary for a fair presentation, have been included. The results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year.

NOTE 3: SIGNIFICANT ACCOUNTING POLICIES

Equipment

Equipment is carried at cost. Depreciation of equipment is calculated using the straight-line method over the asset’s estimated useful life. The ranges of estimated useful lives are as follows:

Years
Computer equipment	3-5
Other equipment and furniture	3-7

The Business reviews its equipment for impairment whenever events or changes in circumstances indicate the carrying values of such assets may not be recoverable. For equipment to be held and used, impairment is determined by a comparison of the carrying value of the asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Software

Software is capitalized and amortized on a straight-line basis, generally over the shorter of the license term or five years.

Goodwill

EDS allocates the cost of acquired companies to the assets acquired and liabilities assumed based on estimated fair values at the date of acquisition. The excess of the cost of acquired companies over the net amounts assigned to assets acquired and liabilities assumed is recorded as goodwill. Goodwill reported in the accompanying statements of net assets was the result of EDS’ purchase of a wireless clearinghouse business that was the predecessor to IOS North America and is stated at the carrying amount included in the financial statements of EDS.

As required by Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but instead tested for impairment at least annually. The impairment test is a comparison of the fair value of a reporting unit to its carrying value. The Business has only one reporting unit. The fair value of the Business is estimated using projections of discounted future operating cash flows. If the fair value of goodwill is equal to or greater than its carrying value, it is not impaired and no further testing is required.

The Company determines the timing and frequency of its goodwill impairment tests based on an ongoing assessment of events and circumstances that would more than likely reduce the fair value of a reporting unit below its carrying value. Events or circumstances that might require the need for more frequent tests include, but are not limited to: the loss of a number of significant clients, the identification of other impaired assets, or a significant adverse change in business climate or regulations. The Company also considers the amount by which the fair value of the Business exceeded the carrying value of goodwill in the most recent goodwill impairment test to determine whether more frequent tests are necessary.

Revenue Recognition

The Business provides wireless clearinghouse services primarily under unit-price contracts that extend up to three or more years. Services provided over the term of these arrangements typically include one or more of the following: operate and maintain hardware and software in a data center environment; software development; and customer support for clearinghouse services.

Revenue is recognized when the service is provided. Invoiced accounts receivable represent revenue recognized for services provided for which the customer has been invoiced. Accrued accounts receivable represent revenue recognized for services provided that will be invoiced in the following month.

Vacation

Employees of the Business earn vacation time throughout each year that cannot be carried over to future periods. Because employees do not vest in their vacation benefits, a liability for employees’ compensation for future absences is not accrued. At September 30, 2004, employees of the Business had earned $0.1 million of compensation during the nine months ended September 30, 2004, that can be used for vacation during the remainder of 2004.

Restructuring Activities

During 2003, seven employees were terminated in connection with a reduction in workforce. Severance payments of $0.1 million were paid during 2003, and the entire amount was recognized as an expense during that period. During the nine months ended September 30, 2004, an additional seven employees were terminated in connection with a reduction in workforce. Severance payments of $0.1 million were paid during the nine months ended September 30, 2004, and the entire amount was recognized as an expense during that period. Severance expense is aggregated within the cost of revenues line in the accompanying statement of revenues less direct and allocated expenses before income taxes.

Income Taxes

The operations of the Business were included in the consolidated tax returns of EDS. Due to the allocation of EDS’ selling, general and administrative expenses to the Business, the statutory tax rate would not provide an accurate reflection of the Business’ tax position, therefore no income tax provision has been included in the accompanying statement of revenues less direct and allocated expenses before income taxes. Under the terms of the transaction, no income tax-related assets or liabilities will be acquired or assumed by Syniverse and, accordingly, no income tax-related assets or liabilities are reflected in the accompanying statements of net assets.

Statements of Cash Flows

EDS maintains cash balances for all of its operations, resulting in a zero cash balance for the Business. The net cash generated by the Business is reflected in the statement of cash flows as net transfers to EDS.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Concentration of Credit Risk

Invoiced and accrued receivables from AT&T Wireless (“ATW”) totaled $2.0 million and $4.6 million as of December 31, 2003, and September 30, 2004, respectively. Revenue from ATW was $16.3 million during the year ended December 31, 2003, and $13.8 million and $11.8 million during the nine-month periods ended September 30, 2003 and 2004, respectively. The loss of this customer would have a significant impact on the operations of the Business.

Other than receivables due from ATW, concentrations of credit risk with respect to accounts receivable are generally limited due to the number of clients forming the Company’s client base and their dispersion across different geographic areas. However, substantially all of the Business’ customers are associated with clients in the communications industry.

NOTE 4: EQUIPMENT AND SOFTWARE

The following is a summary of equipment and software at December 31, 2003, and September 30, 2004 (in thousands):

	December 31, 2003	September 30, 2004 (unaudited)
Computer equipment	$8,514	$8,591
Less accumulated depreciation	(7,846)	(8,065)

Total	$668	$526

Software	$632	$632
Less accumulated depreciation	(618)	(631)

Total	$14	$1

NOTE 5: NET ASSETS

As described in Note 1 to the financial statements, the Business is a wholly-owned division of EDS. The Business’ net assets at the date of each statement of net assets represents EDS’ investment in the Business. Revenue billed by the Business is collected by EDS, which makes all cash payments for expenses of the Business. The net cash generated by the Business is presented in the statements of cash flows as net transfers to EDS.

Certain employees of the Business participated in EDS’ employee stock option plan. EDS accounts for its stock options under APB No. 25, Accounting for Stock Issued to Employees. No compensation expense related to the issuance of stock options has been recognized by the Business, as all options granted by EDS to the Business’ employees were issued at the then fair market value of EDS’ common stock.

NOTE 6: SUPPLEMENTARY FINANCIAL INFORMATION

The following summarizes supplemental financial information for the year ended December 31, 2003, and the nine-month periods ended September 30, 2003 and 2004 (in thousands):

	Year ended December 31, 2003	Nine months ended September 30,
		2003 (unaudited)	2004 (unaudited)
Depreciation of property and equipment	$498	$411	$220
Amortization of software	112	87	13

NOTE 7: ACQUISITION

As described in Note 1 to the financial statements, on September 30, 2004, EDS sold selected assets of the Business to Syniverse for approximately $53.7 million.

EDS and Syniverse have entered into a transitional services agreement where EDS will continue to perform certain services related to the Business for Syniverse for a period of up to nine months.

Item 9.01(b) Pro Forma Financial Information

SYNIVERSE HOLDINGS, LLC

UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

The unaudited pro forma consolidated statements of Syniverse Holdings, LLC (“Syniverse” or the “Company”) are based on the historical financial statements of Syniverse and IOS North America (the “Business”), which have been prepared to illustrate the effect of Syniverse’s acquisition of IOS North America. The unaudited pro forma consolidated financial information has been prepared using the purchase method of accounting. The pro forma statements of income give effect to the acquisition of IOS North America as if it had occurred on January 1, 2003. Because the IOS North America acquisition actually occurred on September 30, 2004, Syniverse’s historical balance sheet as of September 30, 2004 includes the preliminary purchase accounting effects of this acquisition.

IOS North America’s historical 2003 and nine month 2004 financial results include revenue and costs that differ from the business we acquired on September 30, 2004. During 2003, IOS North America’s largest customer renewed their contract at significantly lower pricing and established a direct connection with its largest roaming partner, which reduced transaction volumes processed by IOS North America, and hence lowered revenue. IOS North America also lost several other smaller customers in 2003 and 2004, which further decreased or will decrease the business’ transaction volumes and revenues.

Prior to our acquisition, IOS North America operated as a business unit of Electronic Data Systems Corporation (“EDS”). As part of EDS, the majority of IOS North America’s resources, including employees and facilities, were shared with other EDS business units. In addition, IOS North America relied on EDS for almost all of its vendor relationships and all corporate functions including tax, legal, accounting and human resources. The IOS North America financial statements include allocations of operating and overhead expenses from EDS to the IOS North America business unit. These allocated costs may not reflect the costs we will incur when IOS North America is operating as part of Syniverse.

Additionally, the statements of operations for IOS North America do not conform to our presentation of costs and expenses: however, we do not have sufficient detail available to make line item reclassifications.

Because the selected unaudited pro forma consolidated financial information is based upon IOS North America’s operating results during the period when IOS North America was not under the control, influence or management of Syniverse, the information presented may not be indicative of the results for the year ended December 31, 2003 or the nine months ended September 30, 2004 that would have actually occurred had the transaction been completed as of January 1, 2003, nor is it indicative of our future financial or operating results of the combined entity.

The unaudited pro forma consolidated financial information is based on certain assumptions and adjustments described in the notes to the unaudited pro forma consolidated financial information included in this report and should be read in conjunction with the audited historical financial statements and accompanying disclosures contained in Syniverse’s December 31, 2003 consolidated financial statements and notes thereto included on Form 10-K and unaudited Form 10-Q. The audited statement of operations for the year ended December 31, 2003 and unaudited statements of operations for the nine months ended September 30, 2003 and September 30, 2004 and related notes of IOS North America are included in this report.

SYNIVERSE HOLDINGS, LLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(DOLLARS IN THOUSANDS)

	Syniverse	IOS North America	Pro Forma Adjustments	Notes	Consolidated Pro Forma

Revenues	$271,408	$30,191	$—		$301,599

Costs and expenses:
Cost of operations	109,744	12,405	(1,886)	A	120,263
Sales and marketing	18,631	—	—		18,631
General and administrative	39,881	2,051	—		41,932
Provision for uncollectible accounts	466	—	—		466
Depreciation and amortization	37,319	610	3,880	B	41,809
Restructuring	2,164	—	—		2,164
Impairment losses on intangible assets	53,712	—	—		53,712

	261,917	15,066	1,994		278,977

Operating income	9,491	15,125	(1,994)		22,622

Other income (expense), net:
Interest income	768	—	—		768
Interest expense	(58,128)	—	(2,329)	C	(60,457)
Other, net	—	—	—		—

	(57,360)	—	(2,329)		(59,689)

Income (loss) from continuing operations before income taxes	(47,869)	15,125	(4,323)		(37,067)
Provision for income taxes	10,057	—	780	D	10,837

Net income (loss)	(57,926)	15,125	(5,103)		(47,904)
Preferred unit dividends	(28,581)	—	—		(28,581)

Net income (loss) attributable to common unitholders	$(86,507)	$15,125	$(5,103)		$(76,485)

The accompanying notes are an integral part of the unaudited pro forma consolidated statement of operations.

SYNIVERSE HOLDINGS, LLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2004

(DOLLARS IN THOUSANDS)

	Syniverse	IOS North America	Pro Forma Adjustments	Notes	Consolidated Pro Forma
Revenues	$244,091	$19,035	$—		$263,126

Costs and expenses:
Cost of operations	104,983	8,593	(1,552)	A	112,024
Sales and marketing	15,059	—	—		15,059
General and administrative	27,918	1,429	—		29,347
Provision for (recovery of) uncollectible accounts	(30)	—	—		(30)
Depreciation and amortization	30,323	233	986	B	31,542
Restructuring	289	—	—		289
Impairment losses on intangible assets	8,982	—	—		8,982

	187,524	10,255	(566)		197,213

Operating income	56,567	8,780	566		65,913

Other income (expense), net:
Interest income	927	—	—		927
Interest expense	(40,165)	—	(1,752)	C	(41,917)
Other, net	(12)	—	—		(12)

	(39,250)	—	(1,752)		(41,002)

Income from continuing operations before income taxes	17,317	8,780	(1,186)		24,911
Provision for income taxes	6,508	—	4,802	D	11,310

Net income	10,809	8,780	(5,988)		13,601
Preferred unit dividends	(23,369)	—	—		(23,369)

Net income (loss) attributable to common unitholders	$(12,560)	$8,780	$(5,988)		$(9,768)

The accompanying notes are an integral part of the unaudited pro forma consolidated statement of operations.

SYNIVERSE HOLDINGS, LLC

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(DOLLARS IN THOUSANDS)

The following summarizes our sources uses of funds and the preliminary purchase price allocation included within our September 30, 2004 historical balance sheet.

The summary of the sources and uses of funds for the acquisition is as follows:

Sources of funds:
Credit facility	$44,500
Cash on hand	11,474
Remaining acquisition costs to be paid	179

$56,153

Uses of funds:
Net purchase price	$(53,662)
Deferred financing costs paid at closing	(778)
Acquisition costs paid at closing	(1,534)
Acquisition costs to be paid	(179)

$(56,153)

The preliminary allocation of the purchase price is as follows:

	Amount	Estimated Life
Purchase price allocation:
Unbilled receivables	$2,057	N/A
Property and equipment	235	1 -3 years
Capitalized software	600	9 months
Goodwill	30,090	N/A
Identifiable intangibles:
Customer base	24,700	13 years	*

Total assets	57,682
Accounts payable	(89)
Accrued relocation and termination benefits	(1,888)
Other accrued liabilities	(330)

Total purchase price	$55,375

*	Based on weighted average

SYNIVERSE HOLDINGS, LLC

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(DOLLARS IN THOUSANDS)

A.	Reflects the elimination of $1.9 million and $1.6 million in payroll and related employee benefit expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, associated with employees of IOS North America to be terminated over the next twelve months as a result of our acquisition. An accrual for $1.9 million representing the employee relocation and termination benefits was recorded at September 30, 2004 in our purchase accounting for the IOS acquisition, in accordance with Emerging Issues Task Force (EITF) Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination.

B.	Reflects the $3.9 million and $1.0 million increase in depreciation and amortization expense based on the fair value of property and equipment and capitalized software acquired for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively. The amount for the 2004 period is less due to certain intangibles having an estimated life of less than one year.

C.	Reflects the increase in interest expense and amortization of deferred financing costs of $2.3 million and $1.8 million for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, resulting from the additional borrowings of $44.5 million to fund the acquisition as follows (dollars in thousands):

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Amortization of deferred financing costs on the incremental borrowings under the new credit facility	$(113)	$(90)
Interest expense	(2,216)	(1,662)

Total	$(2,329)	$(1,752)

The variable interest rate of 4.98% (LIBOR plus 3.00%), which was the interest rate at the time of the acquisition, was used for calculating the pro forma interest expense related to the acquisition. A 1/8% change in the interest rate would result in a di minimus change in the interest expense for both the year ended December 31, 2003 and the nine months ended September 30, 2004. The deferred financing cost is amortized using the effective interest method over the remaining period until the new credit facility matures.

D.	Reflects the pro forma tax effect of the acquisition.

(c) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of August 25, 2004, among Syniverse Technologies, Inc., Electronic Data Systems Corporation and EDS Information Services LLC.

10.1*	Third Amendment to Credit Agreement, dated as of September 30, 2004, by and among Syniverse Holdings, LLC, Syniverse Holdings, Inc., Syniverse Technologies, Inc., the lenders signatory thereto, and Lehman Commercial Paper, Inc.

23.1	Consent of KPMG LLP

99.1*	Syniverse press release dated September 30, 2004.

*	Previously furnished as an exhibit to the Company’s Current Report on Form 8-K filed on October 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNIVERSE TECHNOLOGIES, INC.

By:	/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

November 15, 2004

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of August 25, 2004, among Syniverse Technologies, Inc., Electronic Data Systems Corporation and EDS Information Services LLC.

10.1*	Third Amendment to Credit Agreement, dated as of September 30, 2004, by and among Syniverse Holdings, LLC, Syniverse Holdings, Inc., Syniverse Technologies, Inc., the lenders signatory thereto, and Lehman Commercial Paper, Inc.

23.1	Consent of KPMG LLP

99.1*	Syniverse press release dated September 30, 2004.

*	Previously furnished as an exhibit to the Company’s Current Report on Form 8-K filed on October 4, 2004.